UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2012

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Walter Investment Management Corp. (the “Company”) has entered into a Stock Purchase Agreement, dated as of August 31, 2012 (the “Purchase Agreement”), by and among the Company, Reverse Mortgage Solutions, Inc. (“RMS”), JAM Special Opportunities Fund, L.P., as a stockholder seller (“JAM”) and as the sellers’ representative (the “Sellers’ Representative”), and the other stockholder sellers listed on the signature pages thereto (together with JAM, the “Sellers”), whereby the Company will acquire all of the outstanding stock of RMS.

Under the terms of the Purchase Agreement, the Company (through an assignee that will be a newly formed, wholly owned subsidiary of the Company (“Buyer”)) will acquire 100% of the stock of RMS for aggregate consideration of $120 million (net of transaction expenses in excess of $1.5 million, which shall be borne by the Sellers) that will be paid at closing (the “Closing”) in the form of $60 million in cash, $35 million aggregate principal amount of secured notes of Buyer (the “MSR Notes”) and 891,265 shares of Company common stock (the “Stock Consideration”). The Stock Consideration is valued at $25 million based on the average closing price of $28.05 per share as reported on the New York Stock Exchange Composite Transaction Tape for the period from August 20, 2012 through August 30, 2012. The source of the cash consideration will be cash on hand and borrowings under the Company’s existing credit facilities.

The Company, RMS and the Sellers have made customary representations and warranties in the Purchase Agreement, which will survive until the first anniversary of the Closing, provided, however, that certain representations made by RMS relating to taxes and employee benefit matters and certain fundamental representations and warranties made by the Company, RMS and the Sellers will survive for longer periods of time specified in the Purchase Agreement. The indemnification obligations of the parties are subject to a deductible, a threshold, a minimum claim amount, caps, offsets and other limitations. The caps operate independent of the amount of the escrow, and the escrow is the initial, but not the sole, recourse of the Company in respect of indemnification claims.

The Company, the Sellers and RMS have made customary covenants in the Purchase Agreement, including covenants with respect to indemnification and releases, the efforts to be used by each to obtain necessary governmental and third-party consents and to otherwise cause the transaction to be consummated, and agreements not to compete or solicit employees. The Company has also agreed that it will, at the Company’s expense, file, as promptly as reasonably practicable after the filing by the Company of the Current Report on Form 8-K containing the pro forma financial information required to be filed in connection with the acquisition of RMS (assuming no other third party re-sale shelf registration statement is filed sooner by the Company), a shelf registration statement on Form S-3 covering sales by the Sellers of all or a portion of the Stock Consideration and use commercially reasonable efforts to maintain the effectiveness of that registration statement for up to one year. RMS has agreed to deliver certain restated financial statements.

The Closing is subject to certain customary closing conditions, including, among others, (i) obtain and satisfy certain specified third-party and governmental consents and requirements, (ii) the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of any injunction or similar restraint imposed by a governmental entity prohibiting the Closing, (iv) the absence of any proceeding by any governmental entity to prevent, enjoin, delay or restrain the Closing, (v) the absence of a Material Adverse Effect, (vi) the accuracy of representations and warranties when and to the extent specified, (vii) RMS’s year-to-date operating income for the specified period at least equaling the target amount, and (viii) certain executives of RMS entering into employment agreements (the form of which is attached as an Exhibit to the Purchase Agreement).

The Purchase Agreement contains certain customary termination rights for both the Company and the Sellers, including a termination right for either party if the transaction is not consummated by December 31, 2012, subject to the Company’s right to extend the termination date until February 15, 2013 by paying the Sellers $3 million in cash.

$26 million aggregate principal amount of MSR Notes will be issued to the Sellers and an MSR Note for the remaining $9 million principal amount will be issued to the Sellers’ Representative and deposited in escrow (the “Escrow Note”) pursuant to an escrow agreement. The MSR Notes will (i) have an 8% coupon and accrued interest will be paid to the Sellers when due, (ii) be collateralized by RMS’s mortgage servicing rights, (iii) contain customary events of default, (iv) contain optional and mandatory early payment provisions and (v) except for the Escrow Note, be paid in specified installments on April 1, 2013, August 31, 2014 and August 31, 2015. The forms of escrow agreement and MSR Notes are Exhibits to the Purchase Agreement.

Principal of the Escrow Note will be paid to Sellers’ Representative, paid and deposited in escrow, or reduced in satisfaction of indemnification claims, as the case may be, in accordance with the terms of the Escrow Note, the Escrow Agreement and the Purchase Agreement. Generally, absent early payment of principal, on May 1, 2013 $1 million principal amount of the Escrow Note will be paid to the Sellers’ Representative or reduced in satisfaction of indemnification claims, and the remainder of the principal amount will be paid to Sellers’ Representative on the one-year anniversary of the Closing to the extent indemnification claims have not been timely made.

At Closing, the Company and the Sellers will enter into a Lockup Agreement (the form of which is an Exhibit to the Purchase Agreement) with respect to the Stock Consideration pursuant to which the Sellers will be restricted from effecting certain transfers of, or entering into other arrangements with respect to, their respective shares of the Stock Consideration for certain specified periods of time.

The foregoing summary of the Purchase Agreement, the MSR Notes, the Escrow Agreement and the Lockup Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the forms of MSR Notes, Escrow Agreement and Lockup Agreement attached hereto as Exhibits and incorporated herein by this reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. The Company will issue the Stock Consideration in connection with the Closing in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder, including Regulation D. The Company relied on this exemption from registration based in part on representations made by the Sellers in the Purchase Agreement. If issued, the Stock Consideration would represent approximately 3% of the total number of shares of common stock of the Company currently outstanding on a fully-diluted basis.

Forward-Looking Statements

This report contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements relate to, among other things, the transactions contemplated by the Purchase Agreement and the Exhibits thereto, and the combined company and involve risks and uncertainties. Actual results could differ from those currently anticipated due to a number of factors. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance as to the timing of the Closing of any of the transactions discussed above, or whether they will close at all. Investors and security holders may obtain free copies of documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by the Company at www.walterinvestment.com. The Company does not assume any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

No Offer or Solicitation.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Stock Purchase Agreement, dated as of August 31, 2012, by and among Reverse Mortgage Solutions, Inc., Walter Investment Management Corp., JAM Special Opportunities Fund, L.P. and the Other Sellers listed on the Signature Pages thereto.*

2.2	Form of Escrow Note attached as Exhibit A to the Purchase Agreement.

2.3	Form of Lockup Agreement attached as Exhibit B to the Purchase Agreement.

2.4	Form of MSR Note attached as Exhibit C to the Purchase Agreement.

2.5	Form of Escrow Agreement attached as Exhibit D to the Purchase Agreement.

2.6	Form of Employment Agreement attached as Exhibit F to the Purchase Agreement.

*	The Company hereby undertakes to furnish supplementally a copy of any omitted schedule, annex or exhibit to such Stock Purchase Agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: September 6, 2012	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary